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                                                                    Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the accompanying Annual Report on Form 10-K of Energy West, Incorporated for the year ended June 30, 2003, I, John C. Allen, Interim Chief Executive Officer (principal executive officer) of Energy West, Incorporated, hereby certify pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) such Annual Report on Form 10-K for the year ended, June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K for the year ended June 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of Energy West, Incorporated.


Date: October 9, 2003              /s/ John C. Allen
                                   -------------------------------
                                   John C. Allen
                                   Interim President and Chief Executive Officer
                                   (principal executive officer)


[A signed original of this written statement required by Section 906 has been provided to Energy West, Incorporated and will be retained by Energy West, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request]